Exhibit 10.2

***Text Omitted and Filed Separately with the Securities and Exchange Commission

Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

Execution Version

CHINA TERRITORY AGREEMENT

This China Territory Agreement (“Agreement”) is entered into by and between F. Hoffmann-La Roche Ltd, with an office and place of business at Grenzacherstrasse 124, 4070, Basel, Switzerland (“Roche”), on the one hand, and Foundation Medicine, Inc. with an office and place of business at 150 Second Street, Cambridge, MA 02141, U.S.A. (“FMI”), on the other hand (each a “Party,” and collectively, the “Parties”) and shall take effect as of April 26, 2018 (the “Effective Date”). Capitalized terms used in this Agreement and not otherwise defined herein are used with the meanings ascribed to them in the Ex-US Commercialization Agreement (as defined below).

WHEREAS, the Parties have entered into the Amended and Restated Ex-US Commercialization Agreement, dated as of February 28, 2018 (as it may be amended from time to time, the “Ex-US Commercialization Agreement”), pursuant to which FMI has agreed to perform certain Service Activities to support Roche’s commercialization of the First Year Products in the Territory; and

WHEREAS, in recognition of certain legal and regulatory considerations applicable to the People’s Republic of China, excluding Hong Kong, Taiwan, and Macau (the “China Territory”), which is included in the Territory, the Parties intend to modify the terms and conditions of the Ex-US Commercialization Agreement as-applied to the China Territory and agree upon certain additional terms and conditions for the purpose of establishing a collaboration with DiAn Diagnostics Group Co., Ltd. (“DiAn”) for the purpose of implementing such Ex-US Commercialization Agreement in the China Territory (the “Collaboration”);

NOW, THEREFORE, in consideration of the above, and of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.Purpose of this Agreement.  For the purpose of implementing the Ex-US Commercialization Agreement in the China Territory, according to that certain Commercialization and Services Agreement by and between Roche and DiAn, dated as of the Effective Date (as it may be amended from time to time, the “Commercialization and Services Agreement”), and that certain Technology License and Laboratory Services Agreement entered into by and between FMI and DiAn, dated as of the Effective Date (as it may be amended from time to time, the “Laboratory Services Agreement”), the Parties agree that DiAn shall perform (A) certain commercialization activities in the China Territory for First Year Products on Roche’s behalf for the purpose of implementing the

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Collaboration in accordance with the Commercialization and Services Agreement, and (B) all Service Activities specified by FMI in the China Territory for the First Year Products on FMI’s behalf for the purpose of implementing the Collaboration in accordance with the Laboratory Services Agreement.

2.Terms Specific to Commercialization and Services Agreement.

2.1.FMI Consent to Sublicense.  FMI hereby consents to the grant by Roche of the sublicense to DiAn as set forth in the Commercialization and Services Agreement, subject to Sections 2.1.2 (Sublicenses) and 19.15 (Subcontractors) of the Ex-US Commercialization Agreement, in order for DiAn to conduct the services contemplated thereby in order to commercialize the First Year Products in the China Territory.   In addition, FMI hereby agrees that the […***…] audit provision in Section 11.4 (Duration of Audit Rights) of the Commercialization and Services Agreement shall limit FMI’s audit rights under Sections 11.4 (Duration of Audit Rights) and 11.1 (Right to Audit) of the Ex-US Commercialization Agreement, solely to the extent set forth in Section 11.4 of the Commercialization and Services Agreement in effect as of the Effective Date.  To the extent that there are any other conflicts between any term or condition of the Commercialization and Services Agreement and any term or condition of the Ex-US Commercialization Agreement such that both cannot be given effect, the relevant term or condition of the Commercialization and Services Agreement shall prevail solely with regard to matters relating to the China Territory.  Notwithstanding the foregoing: (a) the preceding sentence shall not apply to any amendments, waivers, or other modifications to the Commercialization and Services Agreement following the Effective Date of this Agreement that FMI has not approved in advance in writing; (b) the preceding sentence shall not apply to the definition of “Product” as set forth in the Commercialization and Services Agreement (i.e., each “Product” definition shall be interpreted as it is used in the relevant agreement); and (c) nothing in this Agreement or in the Commercialization and Services Agreement shall limit any of Roche’s obligations or FMI’s rights under Article 4 (Governance), Section 7.4.1 (Roche Responsibilities), Section 7.5 (Branding and Pricing) as it applies to branding (pricing in the China Territory is determined by […***…]), Section 7.6 (Product Promotional Materials and Promotional Obligations), Article 12 (Intellectual Property), Article 14 (Indemnification), or Article 15 (Liability) of the Ex-US Commercialization Agreement, except as may otherwise be expressly agreed upon by FMI and Roche in writing.

2.2.Grant of Rights.  Roche hereby grants to FMI a non-exclusive, worldwide, royalty-free, sublicensable license under Roche’s interest in any DiAn-Licensed IP solely for the purpose of making, having made, using, selling, offering for sale or importing Products.  For the purpose of this Section 2.2, “DiAn-Licensed IP” shall mean any Patent Rights (as defined in the Commercialization and Services Agreement) and Know-How (as defined in the Commercialization and Services Agreement) generated by DiAn in the performance of its activities under the Commercialization and Services Agreement that is licensed to Roche pursuant to Section 2.1.1. thereof.

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2.3.Effect of Termination.

(A)In the event that either (i) Roche exercises any of its termination rights under the Commercialization and Services Agreement prior to the expiration of the term thereof other than following DiAn’s termination of the Laboratory Services Agreement upon FMI’s material breach thereof (either in whole, or with respect to a particular First Year Product); or (ii) DiAn terminates the Commercialization and Services Agreement due to Roche’s material breach thereof (each of (A)(i) and (A)(ii), a “Territory Reduction Event”), then upon FMI’s delivery of written notice that the relevant Territory Reduction Event has taken place (the “Territory Reduction Notice”), the Territory shall be revised to remove the China Territory in its entirety from the Territory or to remove a particular First Year Product (as applicable) from the China Territory, as the case may be, and the China Territory shall be deemed to be included in the FMI Territory, either in whole or with respect to the particular First Year Product in question (as applicable).  For clarity, upon removal of the China Territory from the Territory pursuant to FMI’s delivery of the Territory Reduction Notice to Roche following the occurrence of a Territory Reduction Event, the relevant licenses and rights granted to Roche under the Ex-US Commercialization Agreement shall automatically terminate on the effective date of termination and with respect to any applicable First Year Products, and FMI shall have the sole right to commercialize any such Product in the China Territory.

(B)Notwithstanding anything to the contrary in the Ex-US Commercialization Agreement, Roche will:

(i)

following (a) the occurrence of a Territory Reduction Event or (b) the expiration or termination (whether in whole, with respect to the China Territory, or with respect to each particular First Year Product in question, as applicable) of the Ex-US Commercialization Agreement (each of (B)(i)(a) and (B)(i)(b) of this Section 2.3, a “Termination Event”), continue to provide the Roche Services as set forth in the Commercialization and Services Agreement for a period of […***…] months (either for all First Year Products, or with respect to each particular First Year Product in question, as the case may be);

(ii)

perform the activities described in Sections 17.3.1(b)-(d) and 17.3.4.1 of the Ex-US Commercialization Agreement for a period of […***…] months following the occurrence of a Termination Event (either for all First Year Products, or with respect to each First Year Product in question, as the case may be);

(iii)

the occurrence of a Termination Event shall not excuse either Party from any of its obligations under this Agreement or the Ex-US Commercialization Agreement (as it relates to the China Territory), in each case, which were in existence prior to such Termination Event;

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(iv)

without limiting the generality of clause (iii) immediately above, Roche’s obligations pursuant to Section 3.2 (Defense Against Third-Party Infringement Claims) shall survive the occurrence of a Termination Event with respect to any Third-Party Infringement Suits (as defined below) commenced prior to such Termination Event; and

(v)

(a) to the extent that such Termination Event results in the termination of the Commercialization and Services Agreement with respect to the FoundationOne Product, Roche shall make a payment of […***…] United States dollars         (US$[…***…]) to FMI, (b) to the extent that such Termination Event results in the termination of the Commercialization and Services Agreement with respect to FoundationOne Heme  Roche shall make a payment of […***…] United States dollars (US$[…***…]) to FMI, and (c) to the extent that such Termination Event results in the termination of the Commercialization and Services Agreement with respect to FACT, Roche shall make a payment of […***…] United States dollars (US$[…***…]) to FMI, in each case of (a)-(c), within […***…] days following Roche’s receipt of notice from FMI stating that the relevant Termination Event has occurred.

(vi)

For clarity, to the extent that a Termination Event results in the termination of the Commercialization and Services Agreement with respect to all First Year Products, Roche shall make a payment of […***…] United States Dollars (US$[…***…]) to FMI within […***…] days following Roche’s receipt of notice from FMI stating that the relevant Termination Event has occurred; provided, however, if Roche at the time of the Termination Event is selling Product in the China Territory, then no payment shall be payable under Section 2.3(B)(v) or this Section 2.3(B)(vi).

2.4.Non-Commercial Clinical Reports.  The JSC (as defined in the Laboratory Services Agreement and the Commercialization and Services Agreement) will make express determinations as to circumstances under which Non-Commercial Clinical Reports (as defined in the Laboratory Services Agreement and the Commercialization and Services Agreement) may be issued by DiAn in the China Territory at Roche’s request, provided that: (A) Roche will have final decision-making authority (upon reasonable consultation with FMI) with respect to any such determinations that have not been expressly reviewed and approved by the JOC (as defined under the Ex-US Commercialization Agreement) in accordance with Article 6 of the Laboratory Services Agreement and Article 4 (Governance) of the Commercialization and Services Agreement; and (B) Roche shall account for each Non-Commercial  Clinical Report issued in the China Territory as set forth under Section 3.5 (Royalties for the China Territory) below.  Notwithstanding anything to the contrary in the Ex-US Commercialization Agreement, FMI shall have no financial obligations to Roche or DiAn with respect to any Non-Commercial Clinical Reports issued by

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DiAn in accordance with this Agreement and any guidance or policies for such Non-Commercial Clinical Reports established by the JSC.

3.	Implementation of the Ex-US Commercialization Agreement in the China Territory.

3.1.Roche Assistance with FMI Intellectual Property Matters in China.

(A)

Enforcement of FMI’s Intellectual Property Rights. During the Agreement Term, to the extent that Roche is commercializing any First Year Products in the China Territory, (A) FMI shall have the right, but not the obligation, to request that Roche enforce FMI’s intellectual property rights in the China Territory for any such First Year Products (collectively, “FMI China IP”) at […***…] sole cost and (B) to the extent Roche has knowledge of any infringement or misappropriation of FMI China IP, Roche shall promptly provide written notice of such infringement or misappropriation to FMI.  To the extent that FMI exercises such right with respect to the enforcement of any FMI China IP, Roche will use reasonable efforts to enforce the relevant FMI China IP in a timely manner. Notwithstanding the foregoing, for clarity, FMI shall always have the right to enforce any FMI China IP at its own discretion […***…].

(B)

Challenges to Third Party Intellectual Property Rights.  During the Agreement Term, to the extent that Roche is commercializing any First Year Products in the China Territory, […***…] will, upon […***…] request and at […***…], provide reasonable assistance with any […***…] that […***…] initiates, whether at […***…] request or at […***…] sole discretion.  In addition, […***…] will be permitted to initiate an […***…] at its own discretion; provided that […***…] shall be required to provide […***…] with reasonable advance notice of its intention to initiate any such […***…] and will consider in good faith […***…] reasonable comments regarding the advisability of such […***…] prior to […***…] initiation thereof, as well as the general strategy associated with such […***…] (including which Party initiates and controls such […***…]) if applicable.  Subject to the preceding sentence, […***…] if an […***…] is initiated at […***…] request or discretion, […***…] shall be solely responsible for […***…] (excluding any […***…]) associated therewith; provided, however, that, where […***…]: (a) […***…] shall only be responsible for up to […***…] United States dollars (US$[…***…]) (the “[…***…] Cap”) in aggregate costs and expenses associated with all […***…] during the Collaboration Term (as defined under Section 3.3(A) below); and (b) […***…] will  be solely responsible for any costs or expenses in excess of the […***…] Cap associated with […***…] during the Collaboration Term.  Notwithstanding anything in this Agreement to the contrary, the term […***…] shall not include any […***…], to the extent that such proceeding or

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process is initiated after a Third Party commences (y) any Third-Party Infringement Suit (as defined under Section 3.2(A) below) against either Party in connection with such patent(s) or (z) any Third-Party Infringement Suit (as defined under Section 11.6 of the Laboratory Services Agreement) against […***…] in connection with such patent(s), and any such proceeding or process, if applicable, shall be governed by the terms and provisions of Section 3.2 (Defense Against Third-Party Infringement Claims) below.

3.2.Defense Against Third-Party Infringement Claims.

(A)Defense Procedure.  If an action for infringement is commenced against either Party or any of its Affiliates asserting that such Party’s performance of its obligations arising out of or relating to this Agreement or the Collaboration infringes the intellectual property rights of a Third Party (a “Third-Party Infringement Suit”), such Party or its Affiliate (as a “Defending Party”) shall defend such Third-Party Infringement Suit at its own expense, and the other Party shall reasonably assist and cooperate with the Defending Party, at its own expense, to the extent necessary in the defense of such Third-Party Infringement Suit.  The Defending Party shall have the right to settle such Third-Party Infringement Suit or consent to a judgment thereto, in its sole discretion, so long as such settlement or judgment does not adversely affect the rights of the other Party or its Affiliates (including any patent rights Controlled by any of them), including by entering into a settlement agreement or consenting to a judgment constituting an admission of the invalidity of any patent rights Controlled by any of them (including, in the case of FMI, any FMI Patent Rights or any of FMI’s patent rights outside of the Territory).  Where a settlement or judgment to any such Third-Party Infringement Suit would adversely affect the rights of the other Party or its Affiliates (including any patent rights Controlled by any of them), the Defending Party shall not settle such Third-Party Infringement Suit or consent to an adverse judgment thereto without the other Party’s prior written consent.  The Defending Party shall incorporate the other Party’s reasonable comments into any filings made by the Defending Party in connection with the defense of any such Third-Party Infringement Suit.  The Defending Party shall assume full responsibility for the payment of any award for damages, or any amount due pursuant to any settlement entered into by it and the Third Party that commenced the relevant Third-Party Infringement Suit against it.  If a Third-Party Infringement Suit is commenced against all of FMI, Roche, and DiAn (or, in each case, any of its respective Affiliates) in connection with the Parties’ performance of their respective obligations relating to this Agreement or the Collaboration, and DiAn’s performance of its obligations under the Collaboration, the Laboratory Services Agreement, or the Commercialization and Services Agreement, then the Parties and DiAn, through the JSC, shall discuss in good faith how control of the defense of any such Third-Party Infringement Suit shall be handled.

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(B)Allocation of IP Losses.  Notwithstanding anything to the contrary in this Agreement or the Ex-US Commercialization Agreement, the Parties agree to allocate any and all IP Losses (as defined below) in accordance with Table 1- IP Loss Tiers below.

Table 1- IP Loss Tiers

IP Loss Tier	FMI Cost Share	Roche Cost Share
Tier 1 Aggregate IP Losses up to and including US$[…***…]	[…***…]%	[…***…]%
Tier 2 Aggregate IP Losses from US$[…***…] to US$[…***…]	[…***…]%	[…***…]%
Tier 3 Aggregate IP Losses from US$[…***…] to US$[…***…]	[…***…]%	[…***…]%
Tier 4 Aggregate IP Losses in excess of US$[…***…]	[…***…]%	[…***…]%

With respect to any IP Losses within a given IP Loss Tier, Roche shall reimburse FMI for Roche’s share of such IP Losses in accordance with the Roche Cost Share applicable to such IP Loss Tier (as set forth in Table 1- IP Loss Tiers).

For example, if FMI were to incur US$[…***…] in IP Losses during a Calendar Quarter, and had not incurred any IP Losses prior to such Calendar Quarter, Roche’s reimbursement to FMI for IP Losses incurred by FMI during such Calendar Quarter would be calculated as follows:

[US$[…***…]] + [US$[…***…]] = US$[…***…].

If FMI were to incur US$[…***…] in IP Losses during a Calendar Quarter, and had incurred US$[…***…] in aggregate IP Losses prior to such Calendar Quarter, Roche’s reimbursement to FMI for IP Losses incurred by FMI during such Calendar Quarter would be calculated as follows:

[US$[…***…]] + [US$[…***…]] = US$[…***…].

If FMI were to incur US$[…***…] in IP Losses during a Calendar Quarter, and had incurred US$[…***…] in aggregate IP Losses prior to such Calendar Quarter, Roche’s reimbursement

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to FMI for IP Losses incurred by FMI during such Calendar Quarter would be calculated as follows:

[US$[…***…]] = US$[…***…].

Promptly following the end of each Calendar Quarter, FMI shall invoice Roche for Roche’s share of any IP Losses to be reimbursed by Roche (if any) in connection with IP Losses incurred by FMI during such Calendar Quarter. Each invoice shall include reasonable supporting documentation relating to the IP Losses.  Roche shall make payment on each such invoice within […***…] calendar days following its receipt thereof.

“IP Losses” shall mean any and all costs, liabilities, fees, expenses, fines, damages, judgments, penalties, and other out of pocket amounts incurred by FMI (excluding any internal FMI costs): (i) in connection with FMI’s defense (whether sole or joint) against Third-Party Infringement Suits; or (ii) pursuant to FMI’s obligation to indemnify DiAn and other “DIAN Indemnitees” (as defined in the Laboratory Services Agreement) against Indemnifiable Losses (as defined in the Laboratory Services Agreement) arising from Third-Party Infringement Claims (as defined in the Laboratory Services Agreement) under Section 15.1.2 of the Laboratory Services Agreement.

3.3.Obligations of FMI Satisfied by DiAn.  Notwithstanding anything to the contrary in the Ex-US Commercialization Agreement:

(A)

FMI’s delivery to DIAN in full compliance with the terms and conditions of the Laboratory Services Agreement of (i) the Initial FMI Information Technology deliverables and the FMI Technology Deliverables for the FoundationOne Product (in each case, as defined in the Laboratory Services Agreement), (ii) the FMI Technology Deliverables for the FoundationOne Heme Product (as defined in the Laboratory Services Agreement), and (iii) the FMI Technology Deliverables for the FoundationACT Product will, in each case of 3.3(A)(i)-(iii), satisfy FMI’s obligations to conduct or have conducted genomic sequencing locally for each applicable First Year Product in […***…] pursuant to Section 7.4.2.3 of the Ex-US Commercialization Agreement;

(B)

During the term of the Collaboration (the “Collaboration Term”), FMI has satisfied its remaining obligations applicable to the China Territory under Section 7.4.2.3 of the Ex-US Commercialization Agreement (other than the obligations specified in clause 3.3(A) above, which are subject to the terms set forth therein); and

(C)

During the Collaboration Term, FMI’s obligations with respect to preparing, submitting and obtaining any Regulatory Approvals required to market, import, have imported, sell and have sold the First Year Products in the China Territory pursuant to Section 6.1.1

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(Responsibility for Products Other than F1CDx) of the Ex-US Commercialization Agreement shall be satisfied.

3.4.Gross Margin Calculation for the China Territory.  Notwithstanding anything to the contrary in the Ex-US Commercialization Agreement, the Gross Margin on Sales of First Year Products in the China Territory (collectively, “China Sales”) for the purpose of calculating the royalty payments payable to FMI pursuant to Section 8.3 of the Ex-US Commercialization Agreement for each Calendar Quarter during the Collaboration Term shall be determined as follows:

(A)

The aggregate Gross Margin on Sales of the FoundationOne Product in the China Territory (the “China F1 GM”) shall be calculated as the greater of: (a) […***…] and (b) […***…] (the “China Minimum F1 GM”);

(B)	The aggregate Gross Margin on Sales of FoundationOne Heme in the China Territory (the “China F1H GM”) shall be calculated as the greater of: (a) […***…], and (b) […***…] (the “China Minimum F1H GM”);

(C)	The aggregate Gross Margin on Sales of FACT in the China Territory (the “China FACT GM”) shall be calculated as the greater of: (a) […***…], and (b) […***…] (the “China Minimum FACT GM”); and

(D)

Finally, the aggregate Gross Margin on all China Sales (“China GM”) during such Calendar Quarter (which shall be the basis of the calculation of the royalty payment to FMI for Sales in the China Territory during such Calendar Quarter) shall be calculated as the sum of the China F1 GM, the China F1H GM, and the China FACT GM for such Calendar Quarter.

For clarity, “Clinical Reports,” as used in this Section 3.4, shall exclude Non-Commercial Clinical Reports.

3.5.Royalties for the China Territory.

(A)Royalty Enhancement.  With respect to China Sales only, the royalty tiers applicable to such China Sales shall be adjusted as follows: (a) a […***…]% incremental increase will apply to the relevant royalty rate set forth in the Ex-US Commercialization Agreement for each of the […***…]% and […***…]% royalty tiers, and (b) a […***…]% incremental increase will apply to the relevant royalty rate for each of the […***…]% and […***…]% royalty tiers.  Accordingly, the royalty rates applicable to China Sales will be as follows:

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Tier of Calendar Year Gross Margin (on an Aggregated Basis, for Sales in the Territory	Percent (%) of Gross Margin of China Sales for Calculation of Royalty on China Sales
Up to and including US$[…***…]	[…***…]
Greater than US$[…***…] and up to and including US$[…***…]	[…***…]
Greater than US$[…***…] and up to and including US$[…***…]	[…***…]
Greater than US$[…***…]	[…***…]

For example, if Gross Margin on all Sales in the Territory (the “Global GM”) during the first Calendar Quarter of a given Calendar Year was US$[…***…] and Gross Margin on China Sales was US$[…***…], then the payment for the first Calendar Quarter based on Sales in the China Territory would be calculated as follows:

[…***…].

If the Global GM during the second Calendar Quarter of the same Calendar Year was US$20 million, and Gross Margin on China Sales was US$1 million, then the payment for the second Calendar Quarter based on China Sales would be calculated as follows:

[…***…].

(B)Royalty Tier Adjustment for Non-Commercial Clinical Reports. Additionally, notwithstanding anything to the contrary in the Ex-US Commercialization Agreement, the Non-Commercial Report GM Adjustment (as defined below) shall be added to the Global GM for the determination of royalty rate based on the “Tier of Calendar Year Gross Margin” under Section 8.3.2 of the Ex-US Commercialization Agreement. For clarity, the royalty rate applicable to the Global GM shall be determined based on the sum of (X) the Non-Commercial Report GM Adjustment, (Y) the China GM (as calculated in accordance with Section 3.4 (Gross Margin Calculation for the China Territory), and (Z) the Global GM exclusive of China GM. Nevertheless, the Non-Commercial Report GM Adjustment shall be excluded from Global GM in royalty calculation, i.e. Roche shall have no obligation under the Ex-US Commercialization Agreement and China Territory Agreement to pay to FMI royalties associated with the Non-Commercial Report GM Adjustment.

“Non-Commercial Report GM Adjustment” shall mean the sum of (i) […***…], (ii) […***…], and (iii) […***…].

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4.Integral Part of the Ex-US Commercialization Agreement.  Section 19 (Miscellaneous) of the Ex-US Commercialization Agreement is herein incorporated by reference.  Except as otherwise expressly modified hereby, all of the terms and conditions in the Ex-US Commercialization Agreement remain in force and effect.

[Signature page follows.]

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the Effective Date.

Foundation Medicine, Inc. /s/ Troy M. Cox ____________________________________ Name: Troy M. Cox Title: President & CEO Date: April 26, 2018

F. Hoffmann-La Roche Ltd /s/ Stefan Arnold ____________________________________ Name: Stefan Arnold Title: Head Legal Pharma Date: April 26, 2018	/s/ Dr. Urs Schleuniger ____________________________________ Name: Dr. Urs. Schleuniger Title: Head Chugai and Basel Alliance & Asset Management

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